UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 10, 2012

PROVIDENCE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-30377

06-1538201

(Commission File Number)

(IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer

700 Lavaca Street, Suite 1400, Austin, Texas 78701

(Address of principal executive offices)

(210) 807-4204

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)

Effective December 12, 2012, the board of directors of Providence Resources, Inc. (the

“Company”) accepted the resignation of Christian Russenberger as the Company’s chief executive officer, chief financial officer and principal accounting officer.

(c)

Effective December 12, 2012, the board of directors appointed Nora Coccaro as its chief executive officer, chief financial officer and principal accounting officer to serve an interim term at the discretion of the board of directors. Ms. Coccaro is fifty six (56) years old.

Ms. Coccaro has served as a member of the Company’s board of directors since November 16, 1999 and as the Company’s chief executive officer, chief financial officer and principal accounting officer from

November 16, 1999 until July 2, 2007.

Ms. Coccaro brings to her new positions management skills garnered from over 20 years of managing

Canadian and US public entities. She will be responsible for the overall administration of the Company and will be involved in day-to-day operations. Between September 1998 and December 2005 Ms.

Coccaro acted as the Consul of Uruguay to Western Canada. Ms. Coccaro attended medical school at the

University of Uruguay.

The Company has not entered into any material plan or arrangement with Ms. Coccaro in connection with her appointment as chief executive officer, chief financial officer and principal accounting officer.

However, the Company does maintain a consulting agreement with Ms. Coccaro, dated March 16, 2000 pursuant to which she is compensated for her services. Amounts paid pursuant to the consulting agreement have fluctuated over the last twelve years. Ms. Coccaro’s current remuneration, as mutually agreed with the Company, is $3,000 per month.

Ms. Coccaro is not related to any director, executive officer or person nominated or chosen by the

Company to become a director or executive officer.

Ms. Coccaro has not entered into any related transaction with the Company since the beginning of its last fiscal year except that consulting agreement maintained since 2000.

SIGNATURES

_____________________________________________________________________________________

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROVIDENCE RESOURCES, INC.

DATE

By: /s/ Nora Coccaro

December 17, 2012

Name:  Nora Coccaro

Title:    Chief Executive Officer

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